Exhibit 10.4(a)


              FIRST AMENDMENT TO SUBLEASE

The first amendment to sublease (the "First Amendment") is dated as of April 30, 2002, but made effective as of October 4, 2001 (the "Effective Date"), by and between ARE-79/96
Charlestown Navy Yard, LLC, a Delaware limited liability company ("Landlord"), and Diacrin, Inc., a Delaware corporation ("Tenant").

                       WITNESSETH

A. Landlord's predecessor in interest, Building 79 Associates Limited Partnership and Building 96 Associates Limited Partnership, and Tenant entered into that certain Sublease dated June 24, 1991 (the "Sublease"). Pursuant to the Sublease,
Tenant leases from Landlord a certain parcel of land located in Charlestown, Massachusetts, containing approximately 18,988 square feet and the two buildings containing approximately 24,940 rentable square feet located on such land (collectively, the "Building"), which Buildings are known as Building 79 and Building 96 (the "Sublet Premises"). All capitalized terms used herein without definition shall have the meanings defined for such terms in the Sublease.

B. Pursuant and subject to Section 2.1 of the Sublease, Tenant has notified Landlord of Tenant's exercise of the First Option
Term and the resulting extension of the original term of the Sublease for an additional 5 years (the "Extension").

C. Subject to all of the terms and conditions set forth herein, Landlord and Tenant desire to amend the Sublease to, among other things, memorialize the Extension and provide the Base
Annual Rent for the Extension Term.

Now, therefore, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Term of the Sublease. Effective on Effective Date, the Term of the Sublease is hereby extended to October 3, 2006. As used herein, "Extension Term" means the period from and including
October 4, 2001 through and including October 3, 2006.

2. Base Rent. Commencing October 4, 2001, the Base Annual
Rent shall be $36.40 per rentable square foot within the Bulding per annum (i.e. $907,816 per annum).

3. Miscellaneous

a. The First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

c. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.

d. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall consitute one and the same instrument.

e. Except as amended and/or modified by this First
Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this First Amendment and the provisions of the Sublease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Sublease are hereby amended to the extend necessary to give effect to the purpose and intent of the First Amendment.

f. As reflected in this First Amendment, Subtenant has extended the Original Sublease Term for an additional term of five (5) years pursuant to Section 2.1 of the Sublease. Pursuant to and on the terms and conditions set forth in Section 2.1 of the Sublease, Subtenant has the right to further extend the term of the Sublease by an additional five (5) years. Except as described in the immediately preceding sentence, Subtenant has no additional right to extend the term of the Sublease.

In witness whereof, the parties hereto have executed this First
Amendment as of the day and year first above written.

TENANT:

Diacrin, Inc.
A Delaware corporation

By: /s/ Thomas H. Fraser
Name: Thomas H. Fraser
Title: President


LANDLORD:

ARE-79/96 Charlestown Navy Yard, LLC
A Delaware limited liability company

By: AREE-HOLDINGS, L.P.,
A Delaware limited partnership,
general partner

By: ARE-GP HOLDINGS QRS CORP.,
A Delaware corporation,
general partner

Name: /s/ Joel S. Marcus
By: Joel S. Marcus
Title: CEO